UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Reliance on SEC Relief from Filing Requirements

At Home Group Inc. (the “Company”) is filing this Current Report on Form 8-K pursuant to the Order of the Securities and Exchange Commission (the “SEC”), issued on March 4, 2020 and as revised on March 25, 2020 pursuant to Section 36 of the Exchange Act, granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (Release No. 34-88465) (the “Order”). In reliance on the Order, the Company will delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2020 (“Quarterly Report”), originally due on June 4, 2020. The Company anticipates filing the Quarterly Report with the SEC on or before July 20, 2020.

The Company requires additional time to finalize its Quarterly Report due to circumstances related to the global pandemic of the novel coronavirus disease (“COVID-19”). We have experienced significant disruptions to our business due to COVID-19 and related mandated social distancing and shelter-in-place orders, resulting in the previously disclosed temporary closures of our stores during the period covered by the Quarterly Report. The impact of the COVID-19 pandemic on the Company’s operations, and the uncertainty related thereto, including the impact of store closures, has adversely affected the Company’s ability to finalize its Quarterly Report. The considerable effect of the COVID-19 pandemic has triggered the need to perform additional impairment assessments of our property and equipment, goodwill and other intangible assets. Due to the effect of the COVID-19 pandemic, we are currently anticipating recognizing a material goodwill impairment charge of up to the full carrying amount totaling approximately $320 million. These assessments represent a substantial undertaking due to the need to develop and analyze several best estimates and assumptions, compounded by the additional difficulty in forecasting results of operations during the COVID-19 pandemic. The Company is working diligently to address these issues to permit the Quarterly Report to be filed on or before July 20, 2020.

Additional Risk Factor Disclosure

In light of the ongoing global pandemic of COVID-19, the Company will be including the following updated risk factor in its Quarterly Report, as may be further updated to reflect subsequent events impacting the Company:

The current global COVID-19 pandemic, has substantially impacted and will continue to negatively affect our business, results of operations, financial condition and cash flows.

The global COVID-19 pandemic has resulted in significant disruptions to the global economy, and has been substantially impacting our business, results of operations and financial condition.

Following government mandates in certain locations as well as increasing advice from the Centers for Disease Control and Prevention for persons in the United States to take extraordinary health precautions, on March 20, 2020 we announced that we would temporarily close all of our stores nationwide for one week, after which we began to reopen stores in regions that were not required to remain closed by state or local mandates. At this time, the COVID-19 pandemic and resulting store closures have caused a decline in revenue and cash flow from operations, adverse effects on store traffic, supply chain disruption, and have resulted in incremental costs which have disrupted our operations and adversely affected our business, results of operations and financial condition in fiscal year 2021 to date. In addition, due to the effect of the COVID-19 pandemic, we are currently anticipating recognizing a material goodwill impairment charge in the first quarter of fiscal 2021, which would negatively impact our results of operations. While we have plans for fully reopening our remaining stores in the future, these plans depend on a number of factors, including applicable regulatory restrictions, and there is substantial uncertainty regarding the manner and timing in which we can return some or all of our business to more normal operations.

The temporary closure of our stores and decline in store traffic due to the COVID-19 pandemic has resulted in significantly reduced cash flows from operations. There can be no assurance that we will not be required by landlords or authorities at the local, state or federal level to reinstate or extend store closures, or as to how long any such closure would continue. In general, during any such closure, we would still be obligated to make payments to landlords and for routine operating costs, such as utilities and insurance. There can be no assurance that we will have sufficient cash flows from operations or other sources of liquidity to continue making such payments when due, or that efforts to reduce, offset or defer such obligations, such as entering into deferral agreements with landlords or other creditors, will be successful. On March 12, 2020, as a precautionary measure to provide more financial flexibility and maintain liquidity in response to the COVID-19 pandemic, we elected to borrow an additional $55 million under our asset-based revolving line of credit (the “ABL Facility”). Additionally, we are seeking to amend our ABL Facility to provide for further incremental borrowings but there is no assurance that we will be successful in borrowing such incremental funds and such additional borrowings may lead to fees, increased interest rates and interest expense, and additional restrictive covenants and other lender protections.

Our customers may also be negatively affected by layoffs, work reductions or financial hardship as a result of the global outbreak of COVID-19, which could negatively impact demand for our products as customers delay or reduce discretionary purchases. Even once we are able to fully reopen all of our stores, health concerns could continue and could cause employees or customers to avoid gathering in public places, which could have an adverse effect on store traffic or the ability to adequately staff our stores. Any significant reduction in customer visits to, and spending at, our stores caused directly or indirectly by COVID-19 would continue to result in a loss of revenue and profits and could result in other material adverse effects.

The negative impact of the outbreak of COVID-19 could result in an adverse impact to manufacturing activity and supply chains, including as a result of work stoppages, factory and other business closings, slowdowns or delays, or if we fail to make timely payments to our suppliers. In addition, there may be restrictions and limitations placed on workers and factories, including shelter-in-place and stay-at-home orders and other limitations on the ability to travel and return to work, which could result in shortages or delays in production or shipment of products.

The extent of the impact of COVID-19 on our business, results of operations and financial results will depend largely on future developments, including the duration and spread of the outbreak within the United States and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted at this time. While we continue to explore all options for preserving and increasing sources of liquidity, such as potential increases in our existing financing facilities or entry into new facilities, expense reduction initiatives, and negotiation with counterparties such as landlords and suppliers to extend or otherwise revise payment terms, we do not expect that such efforts will fully offset the adverse impact on us of a prolonged disruption to our business. The ultimate extent to which the outbreak of COVID-19 may impact our business is uncertain and the full effect it may have on our financial performance cannot be quantified at this time. Accordingly, our historical financial information may not be indicative of our future performance, financial condition and results of operations.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as "anticipate", "are confident", "assumed", "believe", "continue", "could", "estimate", "expect", "intend", “look forward”, "may", "might", "on track", “outlook”, "plan", "potential", "predict", “reaffirm”, "seek", "should", or "vision", or the negative thereof or other variations thereon or comparable terminology. Statements contained in this document relating to the recent global outbreak of the COVID-19 coronavirus disease, the impact of which remains inherently uncertain on our financial results; the availability of additional sources of liquidity; and the expected impairment of goodwill are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended January 25, 2020, including the updated risk factor relating to the COVID-19 coronavirus disease stated above, and other reports that we file with the SEC, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this report are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained in this report, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this report speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this document.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 4, 2020	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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